UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2014
ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

    On December 1, 2014, Ashland Inc. (the “Company”) completed the previously announced sale of its elastomers business, based in Port Neches, Texas, to Lion Copolymer Holdings, LLC.  As a result of the sale, the Company expects to record a material charge reflecting a book loss on the sale of the business in the first quarter of fiscal 2015.  The charge, which is due to changes which impacted the business during the first quarter of fiscal 2015,  resulted in a reduction in the book value of the elastomers business.  A good faith estimate of the amount, or range of amounts, of the charge cannot be determined at this time due to the potential effects that taxes and customary working capital and other post-closing adjustments may have on the amount or range of amounts. The Company expects that the proceeds from the sale will be used for general corporate purposes.  The closing is discussed further in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
99.1	News Release dated December 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

December 1, 2014	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit                      Description

99.1	News Release dated December 1, 2014.